                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): MARCH 26, 2001
                                                          --------------

                               UROMED CORPORATION
               (Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS                        000-23266                  04-3104185
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation}                    File Number)            Identification No.)

                   1400 PROVIDENCE HIGHWAY, NORWOOD, MA 02062
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 762-2080
                                                           --------------

This Current Report on Form 8-K\A amends the Current Report on Form 8-K filed by UroMed Corporation on March 29, 2001, solely to include the financial information required by Items 7(a) and (b).

This Current Report on Form 8-K\A contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or activities and therefore are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties, including acquisition and transition challenges, assimilation issues in the consolidation process, customer reaction to the acquisitions, and operational and other risks relating to the combination of separate businesses. Additional information concerning certain other risks and uncertainties that could cause actual results to differ materially from those projected or suggested is contained in UroMed Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and subsequent Form 10-Q filings, which have been filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of UroMed Corporation as of the date of this Current Report on Form 8-K\A and UroMed Corporation cautions against the placement of undue reliance on such statements.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired.

                  SSGI Prowess Systems, Inc.:

                     o  Report of Independent Accountants

                     o  Balance Sheet as of December 31, 2000

                     o Statement of Operations for the Year Ended December 31, 2000

                     o Statement of Changes in Stockholders' Deficit for the Year Ended December 31, 2000

                     o Statement of Cash Flows for the Year Ended December 31, 2000

                     o  Notes to Financial Statements

         (b)      Unaudited pro forma combined financial information

                     o  Background Information

                     o Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2000

                     o Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 2001

                     o  Notes to Unaudited Pro Forma Combined Financial
                        Information

ITEM 7(a)

SSGI Prowess Systems, Inc.
Financial Statements
For the Year Ended December 31, 2000

                        Report of Independent Accountants

To the Board of Directors and
Stockholders of SSGI Prowess Systems, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of SSGI Prowess Systems, Inc. at December 31, 2000, and the results of its operations and its cash flows of the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 10 to the financial statements, the Company was acquired by UroMed Corporation on March 27, 2001.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 27, 2001

SSGI Prowess Systems, Inc.
Balance Sheet
December 31, 2000
-------------------------------------------------------------------------------

ASSETS
Current assets:
  Cash and cash equivalents                                               $     3,073
  Accounts receivable, net of allowance for doubtful accounts of $9,000       564,633
  Inventories                                                                 197,850
  Prepaid expenses and other current assets                                   252,222
                                                                          -----------

    Total current assets                                                    1,017,778

Property and equipment, net                                                   170,311
                                                                          -----------

    Total assets                                                          $ 1,188,089
                                                                          ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Line of credit                                                          $   481,618
  Capital lease obligation--current portion                                    19,094
  Accounts payable                                                            182,740
  Accrued expenses                                                            989,017
  Deferred revenue                                                          1,102,345
  Loans from stockholders                                                   1,288,072
  Loans from employees                                                        297,774
                                                                          -----------

    Total current liabilities                                               4,360,660

Capital lease obligation--long-term portion                                    13,169
                                                                          -----------
    Total liabilities                                                       4,373,829
                                                                          -----------

Commitments (Note 9)

Stockholders' deficit:
  Common stock, no par value; 10,000 shares authorized;
   1,000 shares issued and outstanding                                          1,000
  Accumulated deficit                                                      (3,186,740)
                                                                          -----------
    Total stockholders' deficit                                            (3,185,740)
                                                                          -----------
    Total liabilities and stockholders' deficit                           $ 1,188,089
                                                                          ===========

   The accompanying notes are an integral part of these financial statements.

SSGI Prowess Systems, Inc.
Statement of Operations
For the Year Ended December 31, 2000
--------------------------------------------------------------------------------

Revenues:
  Product                      $ 2,985,657
  Services                         785,229
                               -----------

    Total revenues               3,770,886
                               -----------

Operating expenses:
  Cost of product revenues       1,134,047
  Cost of services revenues        125,594
  Research and development       1,422,594
  Selling and marketing          1,317,492
  General and administrative       678,276
                               -----------
    Total operating expenses     4,678,003
                               -----------

Loss from operations              (907,117)

Interest expense                   228,823
                               -----------

Net loss                       $(1,135,940)
                               ===========

   The accompanying notes are an integral part of these financial statements.

SSGI Prowess Systems, Inc.
Statement of Changes in Stockholders' Deficit
For the Year Ended December 31, 2000
--------------------------------------------------------------------------------

                                      COMMON STOCK         ACCUMULATED
                                   SHARES       AMOUNT       DEFICIT        TOTAL

Balance at December 31, 1999         1,000   $     1,000   $(2,050,800)   $(2,049,800)

Net loss                              --            --      (1,135,940)    (1,135,940)
                               -----------   -----------   -----------    -----------

Balance at December 31, 2000         1,000   $     1,000   $(3,186,740)   $(3,185,740)
                               ===========   ===========   ===========    ===========





   The accompanying notes are an integral part of these financial statements.

SSGI Prowess Systems, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2000
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $(1,135,940)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization                                            65,406
    Changes in assets and liabilities:
      Decrease in accounts receivable                                       367,203
      Increase in inventories                                              (165,468)
      Increase in prepaid expenses and other current assets                (185,601)
      Decrease in accounts payable                                         (206,319)
      Increase in accrued expenses                                          507,921
      Increase in deferred revenue                                          559,095
      Increase in loans from employees                                       76,384
                                                                        -----------
      Net cash used in operating activities                                (117,319)
                                                                        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                       (77,867)
                                                                        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans from stockholders                                      20,580
  Net proceeds from bank line of credit                                     183,552
  Principal payments on capital lease obligations                            (6,535)
                                                                        -----------
      Net cash provided by financing activities                             197,597
                                                                        -----------
Net increase in cash and cash equivalents                                     2,411

Cash and cash equivalents, beginning of year                                    662
                                                                        -----------
Cash and cash equivalents, end of year                                  $     3,073
                                                                        ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                $   164,935
  Cash paid for income taxes                                                  7,315

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Acquisition of property and equipment under capital leases            $    38,798


   The accompanying notes are an integral part of these financial statements.

SSGI Prowess Systems, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

1.       Nature of the Business

         SSGI Prowess Systems, Inc. (the "Company") was incorporated as a California corporation in February 1992. The Company was formed to design and develop cancer treatment planning software for prostate cancer brachytherapy procedures.

         The Company incurred a net loss of $1,135,940 in the year ended December 31, 2000 and anticipates that it will continue to incur losses. The Company had an accumulated deficit of $3,186,740 as of December 31, 2000 and limited cash resources, including, as of December 31, 2000, cash and cash equivalents of $3,073 and $18,382 available for borrowing under its line of credit. In March 2001, the Company was acquired by UroMed Corporation ("UroMed") (Note 10) and the Company anticipates that through this acquisition and UroMed's available cash, the Company will be able to meet its working capital and capital expenditure requirements through December 31, 2001.

         The combined company's future beyond December 31, 2001 is dependent upon its ability to achieve break-even or positive cash flows from operations, to leverage the Company's acquisition by UroMed, and/or to obtain additional funding. There is no assurance that the combined company will be able to achieve break-even or positive cash flows or that it will be successful in obtaining additional funding on terms acceptable to the combined company, if at all.

2.       Summary of Significant Accounting Policies

         Cash, Cash Equivalents and Investments
         The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

         Fair Value of Financial Instruments
         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of capital lease obligations approximates fair value.

         Inventories
         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. As of December 31, 2000, inventory was comprised entirely of finished goods.

SSGI Prowess Systems, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

         Property and Equipment
         Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases, which involve a transfer of ownership, are amortized over the estimated useful life of the asset. Other property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset.

         Research and Development and Software Development Costs
         Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs were capitalized during the year ended December 31, 2000, since costs incurred subsequent to establishment of technological feasibility were not material.

         Revenue Recognition
         The Company's revenue is derived primarily from two sources: (i) software licenses to resellers and end users, and (ii) services revenue, primarily from providing support and maintenance, education and consulting services to end users.

         Revenue from software licenses is recognized upon execution of a contract and completion of delivery obligations, provided that no uncertainties regarding customer acceptance exist, the related fees are fixed or determinable and collection of the related receivable is probable. Revenue from support and maintenance services is recognized ratably over the contractual period. Payments for support and maintenance fees are generally received in advance, are nonrefundable and are recorded in deferred revenue until recognized. Revenue from education and consulting services is recognized as the related services are performed.

         Comprehensive Income
         SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income (loss) and other comprehensive income. For the year ended December 31, 2000, the Company had no items qualifying as other comprehensive income.

         Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SSGI Prowess Systems, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

3.       Property and Equipment

         At December 31, 2000, property and equipment consisted of the following:

                                                  ESTIMATED
                                                 USEFUL LIFE
                                                  (YEARS)
         Computer software and equipment             1-3           $ 409,148
         Furniture and fixtures                      3-7              37,556
                                                                  ----------
                                                                     446,704
         Less - accumulated depreciation and
           amortization                                             (276,393)
                                                                  ----------
                                                                   $ 170,311
                                                                  ==========

         At December 31, 2000, property and equipment under capital leases consist of computer equipment with a cost basis of $38,798 and accumulated amortization of $2,837. Amortization of property and equipment under capital leases totaled $2,837 for the year ended December 31, 2000.

         Depreciation and amortization expense for the year ended December 31, 2000 was $65,406.

4.       Line of Credit

         On September 8, 1998, the Company entered into an agreement with a bank which provides for $500,000 revolving line of credit for working capital purposes. Borrowings under the revolving line of credit are collateralized by all of the Company's assets. The Company may draw against available proceeds under the line of credit until December 10, 2001, when all outstanding balances become immediately due. Borrowings by the Company are due upon demand by the bank. Interest on this line accrues at the bank's prime rate plus 5.5% (15% at December 31, 2000, which approximates the weighted average interest rate for the year) and is due monthly, in arrears, beginning upon any borrowing. As of December 31, 2000, the Company had borrowed $481,618 under the line of credit and $18,382 remained available.

5.       Common Stock

         As of December 31, 2000, the Company had authorized 10,000 shares of common stock with no assigned par value. Common stockholders are entitled to one vote for each share held at meetings of stockholders.

SSGI Prowess Systems, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

6.       Income Taxes

         As a result of losses incurred, the Company had no current provision for income taxes for the year ended December 31, 2000. The components of the deferred income tax provision (benefit) for the year ended December 31, 2000 were as follows:

         Federal                                 $ (345,375)
         State                                     (106,632)
         Valuation allowance                        452,007
                                                 ----------
                                                 $       --
                                                 ==========

         Deferred tax assets as of December 31, 2000 consisted of the following:

         Net operating loss carryforwards        $ 418,188
         Accrued expenses                           89,057
         Other                                       3,624
                                                 ---------
         Gross deferred tax assets                 510,869
         Deferred tax asset valuation allowance   (510,869)
                                                 ---------
                                                 $      --
                                                 =========

         A reconciliation between the amount of income tax provision (benefit) determined by applying the federal statutory rate of 34% to the loss before income taxes and the reported provision for income taxes of zero for the year ended December 31, 2000 follows:

         Loss before income taxes at statutory rate             $ (386,220)
         State tax, net of federal effect                          (71,223)
         Other                                                       5,436
         Increase in deferred tax asset valuation allowance        452,007
                                                                ----------
                                                                $       --
                                                                ==========

SSGI Prowess Systems, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

         The Company has provided a valuation allowance for the full amount of the net deferred tax assets since it is not sufficiently assured that the future tax benefits will be realized. As the Company achieves profitability, these deferred tax assets would be available to offset future income tax liabilities and expense.

         At December 31, 2000, the Company had net operating loss carryforwards for federal and state income tax reporting purposes of approximately $1,038,000. The federal carryforwards expire in 2020 and the state carryforwards expire in 2005.

         Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership, such as the acquisition of the Company (Note 10), may result in a limitation on the amount of net operating loss carryforwards which can be used in future years.

7.       401(k) Profit-Sharing Plan

         The Company maintains a profit-sharing plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. Compensation expense related to Company contributions to the plan was $56,302 during the year ended December 31, 2000.

8.       Related Party Transactions

         At December 31, 2000, the Company was liable to the two stockholders of the Company for $1,288,072, for loans made to the Company and related accrued interest. The loans bear interest at a rate of 10% annually. The loans and accrued interest are due upon demand.

         The amounts due to employees include accrued compensation and related interest of $297,774 at December 31, 2000. These amounts due to employees bear interest ranging from 10% to 12% per year. All amounts outstanding at December 31, 2000 are due upon demand.

9.       Commitments

         The Company leases its office space and storage space under a cancelable, at-will lease. Rent expense under these two leases was $34,380 for the year ended December 31, 2000.

SSGI Prowess Systems, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

         The Company entered into two capital lease obligations in 2000 related to computer equipment. The lease terms extend to 2002. Future principal payments due on the capital lease obligations at December 31, 2000 were as follows:

         YEAR ENDING DECEMBER 31,                            CAPITAL LEASES
         2001                                                $ 21,700
         2002                                                  13,764
                                                             --------
                                                               35,464
         Less: portion representing interest                    3,201
                                                             --------
                                                             $ 32,263
                                                             ========

10.      Subsequent Events

         On January 5, 2001, the Company entered into a joint venture agreement with Beijing Medical Equipment Institute ("BMEI") to form a limited liability company in Beijing, China. This joint venture is expected to develop, manufacture and market radiation therapy products. The Company will invest intellectual property and $218,750 in cash into the joint venture for a 55% ownership. BMEI will invest $281,250 for the remaining 45% ownership.

         On March 27, 2001, the Company was acquired by UroMed Corporation ("UroMed") in exchange for 2,000,000 shares of UroMed common stock and $500,000 of contingent future cash payments to the Company's stockholders if the newly combined company achieves certain revenue targets over the next three years. UroMed also discharged certain outstanding indebtedness owed to the Company's stockholders and employees through a $500,000 cash payment, the issuance of 114,036 shares of UroMed common stock and the issuance of a $460,000 promissory note payable in two annual installments on March, 2002 and 2003.

ITEM 7(b)

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                             BACKGROUND INFORMATION

The following unaudited pro forma combined statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 have been prepared to reflect the acquisition by UroMed of SSGI Prowess Systems, Inc. ("SSGI"). SSGI, founded in 1987 and headquartered in Chico, California, was a privately held company that develops and licenses cancer treatment planning software. SSGI focuses on the field of treatment planning for brachytherapy, a rapidly growing treatment of modality for prostate cancer.

In consideration for the acquisition of SSGI, UroMed issued 2,000,000 shares of its common stock to SSGI stockholders with a value of $4,438,000 and provided for $500,000 of contingent future cash payments to SSGI stockholders if the newly combined companies achieve certain revenue targets over the three years following the acquisition. Concurrent with the acquisition, UroMed discharged certain outstanding indebtedness owed to SSGI stockholders and other related parties through a $500,000 cash payment, the issuance of 114,036 shares of UroMed's common stock with a value of $253,000, and the issuance of a $460,000 promissory note payable. Direct costs associated with the acquisition totaled $475,000, consisting principally of accounting, legal and investment banking fees.

Under purchase accounting, the purchase price was allocated to the assets acquired and the liabilities assumed based on their respective fair values. The effects of recording the purchase accounting for SSGI are reflected in the balance sheet of UroMed as of March 31, 2001 included in UroMed's quarterly report on Form 10-Q for the three months ended March 31, 2001. A summary of the purchase accounting is as follows:

          Consideration:
             Stock                                                  $4,691,000
             Cash                                                      500,000
             Promissory note                                           460,000
             Transaction costs                                         475,000
                                                            -------------------
          Total consideration                                        6,126,000
                                                            ===================
          Allocated to:
             Net tangible assets (liabilities) acquired             (1,528,000)
             Developed Technology                                      557,000
             Assembled Workforce                                       600,000
             Non-compete Covenants                                     541,000
             Customer Relationships                                    733,000
             Goodwill                                                5,223,000
                                                            -------------------
          Total                                                     $6,126,000
                                                            ===================

The unaudited pro forma combined financial information assumes that the acquisition occurred on January 1, 2000. The unaudited pro forma combined financial information is based on the historical financial statements of UroMed and SSGI, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma combined financial information.

The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial information does not purport to be indicative of the results of operations that would have been attained had the acquisition been in effect on January 1, 2000 nor of future results of operations of UroMed. The unaudited pro forma combined statements of operations should be read in conjunction with the separate audited financial statements and notes thereto of UroMed included in its Annual Report on Form 10-K for the year ended December 31, 2000, the unaudited financial information included in UroMed's Form 10-Q for the three months ended March 31, 2001 and the audited financial statements and notes thereto of SSGI included as part of this Form 8-K/A.

                              UROMED CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  UROMED         SSGI         ADJUSTMENTS             PRO FORMA
                                           ---------------------------------------------------------------------
 Revenues:
   Product                                         $4,307        $2,986                                  $7,293
   Services                                             -           785                                     785
                                           ---------------------------------------------------------------------
 Total revenues                                     4,307         3,771                                   8,078

 Costs and expenses:
   Cost of product revenues                         4,227         1,134                                   5,361
   Cost of services revenues                            -           126                                     126
   Research and development                         1,476         1,423                                   2,899
   Marketing and sales                              3,008         1,317                                   4,325
   General and administrative                       1,555           678                                   2,233
   Amortization of goodwill
    and other intangible assets                         -             -             1,681 (a)             1,681

   Restructuring                                      171             -                                     171
                                           ---------------------------------------------------------------------
  Total costs and expenses                         10,437         4,678             1,681                16,796
                                           ---------------------------------------------------------------------
 Loss from operations                              (6,130)         (907)           (1,681)               (8,718)

 Interest income (expense), net                      (146)         (229)              (71)(b),(d)          (446)
                                           ---------------------------------------------------------------------
 Loss before extraordinary gain on
   early retirement of debt                       ($6,276)      ($1,136)          ($1,752)              ($9,164)
                                           =====================================================================
 Loss before extraordinary gain
  on early retirement of debt
  per share:

   Basic and diluted                              ($1.21)                                               ($1.26)(e)

 Shares used to compute loss before
   extraordinary gain on early
   retirement of debt per share:
   Basic and diluted                               5,173                                                 7,279 (e)

     The accompanying notes are an integral part of this unaudited pro forma combined financial information

                               UROMED CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            UROMED             SSGI          ADJUSTMENTS               PRO FORMA
                                                    -----------------------------------------------------------------------------
Revenues:
  Product                                                   $   989        $   451                                     $ 1,440

  Services                                                       --            255                                         255
                                                    -----------------------------------------------------------------------------
Total revenues                                                  989            706                                       1,695

Costs and expenses:
  Cost of product revenues                                      813            109                                         922

  Cost of services revenues                                      --             80                                          80
  Research and development                                      248            290                                         538
  Marketing and sales                                           649            375                                       1,024
  General and administrative                                    457             38                                         495
  Amortization of goodwill
   and other intangible assets                                   21             --                399(a)                   420
  Restructuring                                                  72             --                                          72
                                                    -----------------------------------------------------------------------------
 Total costs and expenses                                     2,260            892                399                    3,551
                                                    -----------------------------------------------------------------------------
Loss from operations                                         (1,271)          (186)              (399)                  (1,856)

Interest income (expense), net                                 (107)           (40)               (15)(b),(c),(d)         (162)
                                                    -----------------------------------------------------------------------------
Net loss                                                    ($1,378)       ($  226)           ($  414)                 ($2,018)
                                                    =============================================================================
Loss per common share:
  Basic and diluted                                         ($ 0.26)                                                    ($0.27)(e)

Shares used to compute loss per share:
  Basic and diluted                                           5,321                                                      7,435(e)

          The accompanying notes are an integral part of this unaudited pro forma combined financial information

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The accompanying unaudited pro forma combined statements of operations have been prepared as if the acquisition had occurred on January 1, 2000 and reflect the following pro forma adjustments:

         (a) To record amortization of the acquired goodwill and other intangible assets using the straight line method, assuming the following useful lives: developed technology - 5 years, assembled workforce - 4 years, customer relationships - 7 years, non-compete covenants - 2 years, and goodwill - 5 years.

         (b) To record interest expense on the $460,000 promissory note issued to an SSGI stockholder, which bears an interest rate of 10% per annum. The note is payable in two annual installments of $250,000 in 2002 and $210,000 in 2003; as such, interest expense on the note was estimated as follows: (i) year one - $46,000 and (ii) year two
             - $21,000. The related increase to the Company's interest expense on a pro forma basis for the year ended December 31, 2000 and the three months ended March 31, 2001 is $46,000 and $5,000, respectively.

         (c) To record a reduction in the Company's interest income resulting from the first year payment of the promissory note of $250,000 plus accrued interest of $46,000 on January 1, 2001. The reduction to the Company's interest income on a pro forma basis for the three months ended March 31, 2001 is $4,000 at an assumed annual interest rate of 5.0%.

         (d) To record a reduction in the Company's interest income resulting from the $500,000 cash payment at the time of closing. The reduction to the Company's interest income on a pro forma basis for the year ended December 31, 2000 and the three months ended March 31, 2001 is $25,000 and $6,000, respectively, at an assumed annual interest rate of 5.0%.

         (e) The pro forma combined net loss per share reflects: (i) the issuance of 2,000,000 shares of common stock to SSGI stockholders as consideration for the acquisition as if the shares were issued on January 1, 2000 and (ii) the issuance of 114,036 shares of common stock to discharge certain outstanding indebtedness owed to SSGI stockholders and other related parties of SSGI, on a weighted average basis as if the shares were issued at the time the loans were made.

ITEM 7.  (c)      EXHIBITS.

                  The following is a list of all exhibits filed as part of this Form 8-K.

                  2.1* Agreement and Plan of Merger and Reorganization, dated as of March 26, 2001 by and among UroMed, Merger Sub,
                         SSGI, the stockholders of SSGI and the Trust.

                  23.1   Consent of PricewaterhouseCoopers LLP

                  99.1*  Press release issued on March 27, 2001 by UroMed
                         Corporation announcing the signing of the definitive agreement to acquire SSGI Prowess Systems

                  ------------------
                  *Previously filed with the Form 8-K on March 29, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          UROMED CORPORATION

                          By: /s/Domenic Micale
                              -------------------------------------------------
                              Name: Domenic Micale
                              Title: Chief Financial Officer

Dated: May 25, 2001